INDEPENDENT AUDITOR'S CONSENT
Exhibit (23)(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 25, 2000, relating to the financial statements and the related financial statement schedule of Glenbrook Life and Annuity Company and our report dated March 27, 2000, relating to the financial statements of Glenbrook Life and Annuity Company Separate Account A, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Glenbrook Life and Annuity Company Separate Account A of Glenbrook Life and Annuity Company), which is part of Registration Statement No. 333-34356 on Form N-4 which is incorporated by reference in this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, also contained in Registration Statement No. 333-34356.

Chicago, Illinois
July 12, 2000







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CONSENT OF ATTORNEYS
Exhibit (23)(b)


Freedman, Levy, Kroll & Simonds

                   CONSENT OF FREEDMAN, LEVY, KROLL & SIMONDS

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses incorporated by reference in the Form S-3 Registration Statement of Glenbrook Life and Annuity Company to which this consent relates.

                       /s/FREEDMAN, LEVY, KROLL & SIMONDS


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